INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
MDU Communications International Inc.
(A development stage company)


We have audited the accompanying consolidated balance sheets of MDU Communications International Inc. (a development stage company) as at June 30, 1999 and September 30, 1998, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the nine months ended June 30, 1999, the period from inception of the development stage to June 30, 1999 and the period from inception, March 26, 1998, to September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company (a development stage company) as at June 30, 1999 and September 30, 1998 and the results of its operations and cash flows for the nine months ended June 30, 1999, the period from inception of the development stage to June 30, 1999 and the period from inception, March 26, 1998, to September 30, 1998 in accordance with accounting principles generally accepted in the United States.

As discussed in Note 16, the accompanying June 30, 1999 consolidated financial statements have been restated.



(SIGNED) DELOITTE & TOUCHE LLP



Chartered Accountants
Vancouver, British Columbia, Canada
August 20, 1999 (except for Notes 2, 3 and 15 for which the date is October 19, 1999 and Note 16 for which the date is February 3, 2000)



COMMENTS BY AUDITORS FOR U.S. READERS
ON CANADA-U.S. REPORTING DIFFERENCE


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 2 to the consolidated financial statements. Our report to the shareholders dated August 20, 1999 (except for Notes 2, 3 and 15 for which the date is October 19, 1999 and Note 16 for which the date is February 3,
2000) is expressed in accordance with Canadian reporting standards which do not permit reference to such an uncertainty in the Auditors' Report when the undertainty is adequately disclosed in the financial statements.

(SIGNED) DELOITTE & TOUCHE LLP



Chartered Accountants
Vancouver, British Columbia, Canada
August 20, 1999 (except for Notes 2, 3 and 15 for which the date is October 19, 1999 and Note 16 for which the date is February 3, 2000)

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(EXPRESSED IN CANADIAN DOLLARS)



---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

                                                                                   JUNE 30,            September 30,
                                                                                       1999                     1998
                                                                           -----------------     --------------------
                                                                              (as restated-
                                                                               see Note 16)

ASSETS

CURRENT
  Cash                                                                          $   593,267                 $ 19,506
  Prepaid expenses and deposits                                                      13,606                    7,593
  Accounts receivable
     Trade                                                                           58,568                        -
     Sales tax and other                                                            105,989                        -
---------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                771,430                   27,099

PROPERTY AND EQUIPMENT, net (Note 5)                                              2,494,897                   47,033

INTANGIBLE ASSETS
   (net of accumulated amortization of $14,908)                                     134,163                        -
---------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                    $ 3,400,490                 $ 74,132
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


LIABILITIES

CURRENT
  Accounts payable                                                              $   642,485                 $ 15,867
  Accrued liabilities                                                                44,965                    5,950
  Notes payable (Note 6)                                                            826,622                  150,000
---------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                         1,514,072                  171,817
---------------------------------------------------------------------------------------------------------------------


SHAREHOLDERS' EQUITY (DEFICIT)

Share capital (Note 7)                                                            1,560,801                      160
Share purchase options                                                              649,445                        -
Share subscriptions received (Note 8)                                             1,544,924                        -
Deficit accumulated during the development stage                                 (1,868,752)                 (97,845)
---------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                              1,886,418                  (97,685)
---------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                            $ 3,400,490                 $ 74,132
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



CONTINUING OPERATIONS (Note 2)

COMMITMENTS AND CONTINGENCIES (Note 9)


APPROVED BY THE DIRECTORS


 ................................. Director


 ................................. Director


       See accompanying notes to the consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN CANADIAN DOLLARS)



---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                                                      For the period
                                                           For the period                             from inception
                                                           from inception                                 (March 26,
                                                       of the development         For the nine                  1998)
                                                                 stage to         months ended                    to
                                                                 June 30,             June 30,         September 30,
                                                                     1999                 1999                  1998
                                                 -------------------------  -------------------  --------------------
                                                            (as restated-        (as restated-
                                                             see Note 16)         see Note 16)

REVENUE                                                      $    310,012         $    310,012             $       -

DIRECT COSTS                                                      214,186              214,186                     -
---------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                       95,826               95,826                     -
---------------------------------------------------------------------------------------------------------------------
SALES EXPENSE                                                     791,325              791,325                     -
---------------------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE
   EXPENSES
   Advertising and promotion                                       83,580               52,422                31,158
   Amortization                                                   169,143              169,143                     -
   Consulting                                                     177,445              177,445                     -
   Foreign exchange loss                                           36,496               36,496                     -
   Interest                                                        16,412               14,384                 2,028
   Management fees                                                 26,500                    -                26,500
   Office                                                          34,391               31,326                 3,065
   Occupancy                                                       37,124               31,724                 5,400
   Professional fees                                               68,906               55,323                13,583
   Repairs and maintenance                                          6,277                6,277                     -
   Telephone                                                       26,189               23,477                 2,712
   Travel                                                          46,636               35,811                10,825
   Vehicle                                                         11,097                8,523                 2,574
   Wages                                                          433,057              433,057                     -
---------------------------------------------------------------------------------------------------------------------
                                                                1,173,253            1,075,408                97,845
---------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                                      $ (1,868,752)        $ (1,770,907)            $ (97,845)
---------------------------------------------------------------------------------------------------------------------
BASIC AND DILUTED LOSS PER COMMON SHARE                                                $ (0.19)              $ (0.01)
---------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                                                  -            9,097,085             8,581,335
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


       See accompanying notes to the consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN CANADIAN DOLLARS)



----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                                                                                                             For the period
                                                                        For the period                       from inception
                                                                        from inception                           (March 26,
                                                                    of the development      For the nine               1998)
                                                                              stage to      months ended                 to
                                                                              June 30,          June 30,      September 30,
                                                                                  1999              1999               1998
                                                                  --------------------- -----------------  -----------------
                                                                         (as restated-     (as restated-
                                                                          see Note 16)      see Note 16)

OPERATING ACTIVITIES
  Net loss for the period                                                 $ (1,868,752)     $ (1,770,907)         $ (97,845)
  Adjustments to reconcile net loss for the
     period to cash utilized in operating activities
     Amortization                                                              169,143           169,143                  -
     Non-cash portion of sales expenses
        (Note 7 (c)(i))                                                        116,149           116,149                  -
     Non-cash portion of wages expense
        (Note 7 (c)(ii)                                                        222,000           222,000                  -
     Non-cash consulting expense
        (Note 7 (c)(iii)                                                       177,445           177,445                  -
  Change in operating assets and liabilities:
     Prepaid expenses and deposits                                             (13,606)           (6,013)            (7,593)
     Accounts receivable                                                      (164,557)         (164,557)                 -
     Accounts payable                                                          642,485           626,618             15,867
     Accrued liabilities                                                        44,965            39,015              5,950
----------------------------------------------------------------------------------------------------------------------------
  Net cash used in operating activities                                       (674,728)         (591,107)           (83,621)
----------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
  Cash acquired on acquisition of subsidiary (Note 4)                           35,223            35,223                  -
  Purchase of property and equipment                                        (2,515,282)       (2,468,249)           (47,033)
  Purchase of intangible assets                                               (149,071)         (149,071)                 -
----------------------------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                                     (2,629,130)       (2,582,097)           (47,033)
----------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Proceeds from notes payable                                                  275,000           125,000            150,000
  Repayment of notes payable                                                  (275,000)         (275,000)                 -
  Proceeds from convertible notes payable                                      826,622           826,622                  -
  Proceeds from issue of common stock                                           50,315            50,155                160
  Proceeds from exercise of warrants                                         1,475,264         1,475,264                  -
  Proceeds from share subscriptions received                                 1,544,924         1,544,924                  -
----------------------------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities                                  3,897,125         3,746,965            150,160
----------------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                      593,267           573,761             19,506

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                                -            19,506                  -
----------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $    593,267      $    593,267          $  19,506
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL CASH FLOW DISCLOSURE

   Interest paid                                                          $      8,233      $      8,233          $       -
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
   Interest received                                                      $      5,319      $      5,319          $       -
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
   Income taxes paid                                                      $          -      $          -          $       -
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------



SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES


During the nine months ended June 30, 1999, the Company recorded non-cash additions to property and equipment in the amount of $133,851 representing the fair value of share purchase options issued to suppliers. See Note 7
   (c)(i).

       See accompanying notes to the consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
(EXPRESSED IN CANADIAN DOLLARS)


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Share
                                                                                Subscriptions              Warrants/options
                                                    Common stock                   Received               to purchase shares
                                            ----------------------------- ---------------------------  ---------------------------
                                               Shares         Amount        Shares        Amount          Number        Amount
                                            -------------- -------------------------- ------------------------------ -------------

Issued for cash at inception,
   March 26, 1998                                     160     $      160           -     $         -              -      $       -
Net loss for the period from inception
   (March 26, 1998) to September 30,
   1998                                                 -              -           -               -              -              -
----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1998                           160            160           -               -              -              -
   Issued for cash                              5,213,675         50,155           -               -              -              -
   Issued on business acquisition
      (Note 7)                                  3,367,500         35,222
   Exercise of warrants                           640,000      1,475,264           -               -              -              -
   Issue of employees' options                          -              -           -               -        300,000        222,000
   Suppliers' options issued and issuable               -              -           -               -         73,885        250,000
   Issue of options to consultant                       -              -           -               -        100,000        177,445
   Issued for cash (net of expenses
      of the issue of $176,437)                         -              -     670,000       1,544,924              -              -
   Net loss for the nine months
      ended June 30, 1999 (as restated -
      see Note 16)                                      -              -           -               -              -              -
----------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1999 (as restated -
   see Note 16)                                 9,221,335     $1,560,801     670,000     $ 1,544,924        473,885      $ 649,445
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


       See accompanying notes to the consolidated financial statements



      Deficit
    accumulated
     during the
    development
       stage          Total
------------------------------

  $         -      $       160


      (97,845)         (97,845)
-------------------------------
      (97,845)         (97,685)
            -           50,155

                        35,222
            -        1,475,264
            -          222,000
            -          250,000
            -          177,445

            -        1,544,924
                             -
   (1,770,907)      (1,770,907)
-------------------------------
                             -
  $(1,868,752)     $ 1,886,418
-------------------------------
-------------------------------

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

1.     BASIS OF PRESENTATION

       Prior to the acquisition described in Note 4 below, MDU Communications International Inc. (formerly Alpha Beta Holdings, Ltd.) ("International" or the "Company") was essentially inactive. On November 2, 1998 the Company acquired all of the issued and outstanding common shares of MDU Communications Inc. ("MDU") and on November 24, 1998, the Company changed its name from Alpha Beta Holdings, Ltd. to MDU Communications International Inc. MDU, a Canadian incorporated telecommunications company is a national system operator for "Star Choice Television" and provides delivery of home entertainment and information technology to residents of multi-dwelling units such as apartment buildings, condominiums, gated communities, hotels and motels.

       The acquisition of MDU has been accounted for as a reverse acquisition on the basis that the former shareholders of MDU now control the affairs of the Company. As a result, these interim consolidated financial statements of the Company include the accounts of the Company (the accounting subsidiary) and MDU (the accounting parent), for the period subsequent to the effective date of the reverse acquisition described in Note 4. The comparative figures as at September 30, 1998 and for the period from inception (March 26, 1998) to September 30, 1998 represent the historical results of operations, cash flows and financial position of the accounting parent, MDU.

2.     CONTINUING OPERATIONS

       The financial statements have been prepared on the going concern basis of accounting which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has limited financial resources, has incurred operating losses since inception and does not expect to generate profitable operations until fiscal 2000 or later. In addition, on September 20, 1999, the Company received a demand for payment with respect to outstanding notes payable with a principal value of $731,130. The Company has negotiated an extension to the repayment terms of notes payable in the amount of $95,493 until February 28, 2000 and is in discussions with the lenders to extend the repayment terms on the balance. The Company's funding of its initial operating expenses, working capital needs and capital commitments is dependent upon its ability to successfully conclude these discussions and to raise additional financing. The Company is currently pursuing opportunities to raise financing through private placements of both equity and debt securities and has engaged an investment banker to assist it in raising financing through a public equity offering. There can be no assurance that the Company will be successful in its efforts to raise additional financing through these offerings or, if available, that the Company will be able to obtain it on acceptable terms and continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Adjustments, if any, would affect the carrying value and classification of assets and liabilities and the amount of the net loss and accumulated deficit.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

3.     SIGNIFICANT ACCOUNTING POLICIES

       These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and reflect the following significant accounting polices.

       (A)    PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements are issued under the name of the Company, being the legal parent, but are considered a continuation of the financial statements of MDU Communications Inc. (see Note 4). All inter-company balances and transactions are eliminated.

       (B)    DEVELOPMENT STAGE ENTERPRISE

              The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards No 7, "Accounting and Reporting by Development Stage Enterprises." The Company's planned principal operations have commenced, but there has been no significant revenue therefrom. At present, the Company is devoting most of its efforts to activities such as raising capital, research and development of its high speed internet service to multi-dwelling unit properties and developing customer markets. The financial statements have been prepared on the going concern basis of accounting.

       (C)    USE OF ESTIMATES

              The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

       (D)    PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost less accumulated amortization. Costs of disconnecting and reconnecting service are expensed. Amortization of property and equipment is provided using the declining balance method at the following rates:

              Telecommunications equipment, installed                    14.5%
              Computer equipment                                           20%
              Furniture and fixtures                                       20%

              Direct costs of placing telecommunications equipment into service and major improvements are capitalized.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

3.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       (D)    PROPERTY AND EQUIPMENT (CONTINUED)

              Amortization of telecommunications equipment not yet placed in service commences once the equipment has been installed at the customer's premises.

              The Company makes reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the impairment of long lived assets. . ." an impairment loss is recognized when estimates of future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No such impairment losses have been identified by the Company for the periods ended June 30, 1999 and September 30, 1998.

       (E)    INTANGIBLE ASSETS

              Intangible assets consist of a customer list and related contracts and are being amortized on the straight-line basis over five years. Management regularly reviews the carrying value of intangible assets based upon future expected cash flows. To date, no impairment has been indicated.

       (F)    REVENUE RECOGNITION

              The Company recognizes revenue on provision of satellite programming to customers in the period the related services are provided.

       (G)    LOSS PER COMMON SHARE

              Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other common share equivalents, including stock options and redeemable convertible preferred shares, in the weighted average number of common shares outstanding for a period, if dilutive. For both the periods ended June 30, 1999 and September 30, 1998 basic and diluted loss per common share are equivalent as the effect of common shares issuable upon the exercise of options or warrants would be anti-dilutive. As at October 19, 1999 the Company had outstanding securities which were convertible into 1,398,157 common shares which could be potentially dilutive in the future.

       (H)    FOREIGN EXCHANGE

              The accounts of the Company and its foreign subsidiaries are expressed in Canadian dollars, its functional currency. Monetary assets and liabilities denominated in foreign currencies are translated at the rate in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated at the rates prevailing on the respective transaction dates. Translation gains and losses relating to current monetary items and revenue and expenses denominated in foreign currencies are included in income.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

3.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       (I)    STOCK-BASED COMPENSATION

              As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has accounted for employee stock options in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and has made the pro forma disclosures required by SFAS No. 123 in
              Note 7.


              Under APB No. 25, compensation charges arise from those situations where options are granted at an exercise price lower than the deemed fair value of the underlying common shares. These amounts are amortized as charges to operations over the vesting periods of the individual stock options.


              Stock-based compensation charges to other than employees is recorded over the period that the related stock option or warrant is earned. The amount of the compensation is based on the fair value of the option or warrant at the applicable measurement date.

       (J)    INCOME TAXES

              The Company accounts for income taxes using a liability approach under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

       (K)    COMPREHENSIVE INCOME

              SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company has no comprehensive income items, other than the net loss, in any of the periods presented.

       (L)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The fair value of the Company's cash, accounts receivable, accounts payable, accrued liabilities at June 30, 1999 and September 30, 1998 and the $150,000 note payable outstanding at September 30, 1998 are estimated to approximate their carrying values due to the relative liquidity or short-term nature of these instruments. Due to the demand nature of the convertible notes payable and the fact that they were issued for the proceeds as stated in the period from April 15 to June 15, 1999, the fair value of these convertible instruments are also estimated to approximate the book value at June 30, 1999.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

3.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       (M)    CREDIT CONCENTRATION

              Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. Accounts receivable from Star Choice (Note 9) at June 30, 1999, represented 35% of total trade accounts receivable (September 30, 1998 - Nil%). The balance of trade receivables are dispersed across a wide customer base. The Company provides an allowance for bad debts based on historical experience and specifically identified risk. At June 30, 1999 and September 30, 1998 there was no allowance for doubtful accounts outstanding.

       (N)    RECENT ACCOUNTING PRONOUNCEMENTS

              In April 1998, the AcSEC issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5"). Under SOP 98-5, the cost of start-up activities should be expensed as incurred. The Company expects that the adoption of SOP 98-5 will not have a material impact on its financial position, results of operations. The Company will be required to adopt SOP 98-5 in fiscal 2000.

              In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In 1999 SFAS No. 137 delayed the required implementation by the Company of SFAS No. 133 to fiscal year 2001. The effects of implementation of SFAS No. 133 on the Company's financial position or results of operations has not been determined.

4.     ACQUISITION

       On November 22, 1998, the Company completed the acquisition of all of the issued and outstanding common shares of MDU in exchange for 5,213,835 common shares of the Company.

       The business combination of the Company and MDU has been accounted for as a reverse acquisition whereby MDU was identified as the acquirer and the assets and liabilities of the Company were acquired by MDU at fair value. Fair value has been estimated as $35,223 being the amount of the sole asset, cash, of International at the date of acquisition. In accordance with generally accepted accounting principles for reverse acquisitions these consolidated financial statements reflect the historical results of MDU since its formation, and the MDU assets and liabilities at their historic cost. The operations of the Company, being the legal parent and accounting subsidiary, are reflected from November 22, 1998 and its assets and liabilities are reflected at their fair value at date of acquisition.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

4.     ACQUISITION (CONTINUED)

       Net assets of the Company at date of
         acquisition are as follows:
         Assets
         Cash                                                                                                    $ 35,223
       Liabilities                                                                                                      -
-------------------------------------------------------------------------------------------------------------------------
Net assets acquired                                                                                              $ 35,223
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

5.     PROPERTY AND EQUIPMENT



                                                                                             June 30,       September 30,
                                                                                                 1999                1998
                                                                                     -----------------  ------------------
                                                                                       (as restated -
                                                                                         see Note 16)

     Telecommunications equipment, installed                                              $ 2,006,125             $ 8,308
     Telecommunications equipment, not yet placed in service                                  533,030                   -
     Computer equipment                                                                        35,867              11,308
     Furniture and fixtures                                                                    74,111              27,417
     ---------------------------------------------------------------------------------------------------------------------
                                                                                            2,649,133              47,033
     Less:  accumulated amortization                                                         (154,236)                  -
     ---------------------------------------------------------------------------------------------------------------------
                                                                                          $ 2,494,897            $ 47,033
     ---------------------------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------------------------

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

6.     NOTES PAYABLE

       The notes payable outstanding at June 30, 1999 and September 30, 1998 are summarized as follow:



                                                                                      June 30,        September 30,
                                                                                          1999                 1998
                                                                                ---------------  -------------------

        i)  Demand convertible note payable with a maturity value of Cdn.
            $250,000, bearing interest at 8.75%, per annum compounded
            monthly and due August 15, 1999.                                         $ 250,000            $       -

       ii)  Demand convertible note payable with a maturity value of U.S.
            $40,000, bearing interest at 9.00% per annum compounded
            monthly and due August 31, 1999.                                            58,764                    -

       iii) Demand convertible note payable with a maturity value of U.S.
            $25,000 bearing interest at 9.00% per annum compounded
            monthly and due August 31, 1999.                                            36,728                    -

       iv)  Demand convertible note payable with a maturity value of
            U.S.$327,500, bearing interest at 8.75% per annum compounded
            monthly and due September 16, 1999.                                        481,130                    -

        v)  Notes payable with an aggregate maturity value of Cdn.
            $150,000 bearing interest at 7.5% per annum compounded
            monthly and repayable on demand.                                                 -              150,000
       -------------------------------------------------------------------------------------------------------------
                                                                                     $ 826,622            $ 150,000
       -------------------------------------------------------------------------------------------------------------
       -------------------------------------------------------------------------------------------------------------

      All or any part of the principal amount of Notes i) through iv) above, and any interest thereon, is convertible, at the option of the holder, on or before the due date, into fully paid and non-assessable common shares of the Company at a conversion price of U.S. $2.00 per common share in the case of Notes 6 (i) through (iii) and at a conversion price of U.S. $1.75 in the case of Note 6 (iv). The Notes are unsecured.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

7.     SHARE CAPITAL

      (A)     AUTHORIZED

              The Company's authorized share capital consists of 50,000,000 common shares with a par value of $0.001 per share and 5,000,000 non-voting preferred stock also with a par value of $0.001 per share.

      (B) A reconciliation of issued and outstanding share capital to amounts previously reported in Alpha Beta Holdings Ltd. at September 30, 1998 is as follows:


                                                                   Number of              Amount
                                                                      shares               Cdn $
                                                             ----------------   -----------------

Common shares:
Balance, September 30, 1998                                        1,701,000         $     1,277
Share consolidation on a 10 for 1 basis                           (1,530,900)                  -
-------------------------------------------------------------------------------------------------
Balance, September 30, 1998, post share consolidation                170,100               1,277
Issued for cash                                                    3,197,400              49,879
-------------------------------------------------------------------------------------------------
Balance prior to business combination                              3,367,500              51,156

Adjustment of stated value of common shares
   at reverse acquisition to value of common shares
   of MDU (Note 4)                                                         -                (841)
Issued on acquisition of the Company (Note 4)                      5,213,835              35,222
-------------------------------------------------------------------------------------------------
Balance subsequent to reverse acquisition                          8,581,335              85,537
Exercise of warrants                                                 640,000           1,475,264
-------------------------------------------------------------------------------------------------
Balance, June 30, 1999                                             9,221,335         $ 1,560,801
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

7.     SHARE CAPITAL (CONTINUED)

       (C)    STOCK OPTION PLANS

              i)    Suppliers' Stock Option Plan ("Suppliers' Plan")

                    On December 31, 1998 the Company established a stock option plan pursuant to which certain key suppliers of the Company will be granted options on completion of specified activities. Under the terms of the Suppliers' Plan, eligible suppliers can earn options to purchase an aggregate of 215,135 common shares of the Company. Details of options issued to date under the Suppliers' Plan are as follows:


                                                                                        Weighted
                                                                                         average
                                                                   Number of      exercise price
                                                                      shares               U.S.$
                                                             ----------------   -----------------
Outstanding at inception of the Company (March 26,
   1998) and at September 30, 1998                                         -              $    -
Granted                                                               73,885                1.50
Exercised                                                                  -                   -
-------------------------------------------------------------------------------------------------
Outstanding and exercisable at June 30, 1999                          73,885              $ 1.50
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------


                    In addition to the stock options under the Suppliers' Plan issued to June 30, 1999, the Company is obligated to issue an additional 19,429 options to purchase common shares of the Company at an exercise price of U.S.$1.50 per share and exercisable for five years from date of issue. These options had not been issued at June 30, 1999.

                    Under the requirements of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123) the Company has recorded additional stock-based compensation charges in the amount of $250,000 during the nine months ended June 30, 1999, ($133,851 as additional costs of telecommunications equipment and $116,149 as sales expense). These charges are based on the fair value of the stock options issued to suppliers. This amount is determined using a Black Scholes option pricing model assuming a weighted average annualized volatility of the Company's share price of approximately 114%. For details of the other material assumptions used in determination of the fair value of these options see Note 7(c)(ii).

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

7.     SHARE CAPITAL (CONTINUED)

       (C)    STOCK OPTION PLANS (CONTINUED)

              ii) Directors'/Officers' and Employees' Stock Option Plans ("Employee Plans")

                    On November 24, 1998 the Company established Employee Plans whereby certain employees, officers and directors will be granted options to purchase up to an aggregate of 600,000 common shares of the Company. Details of options issued to date under the Employee Plans are as follows:


                                                                                        Weighted
                                                                                         average
                                                                   Number of      exercise price
                                                                      shares               U.S.$
                                                             ----------------   -----------------

Outstanding at inception of the Company (March 26,
   1998) and at September 30, 1998                                         -              $    -
Granted                                                              300,000                1.00
Exercised                                                                  -                   -
-------------------------------------------------------------------------------------------------
Outstanding and exercisable at June 30, 1999                         300,000              $ 1.00
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

                    The Company accounts for its stock-based employee compensation plans under APB No. 25 whereby compensation cost is recorded for the excess, if any, of the quoted market price of the common shares over the exercise price at the date of grant for all employee common stock options issued. For the nine months ended June 30, 1999, compensation cost in the amount of $222,000 has been recorded under this method.

                    An alternative method of accounting for employee stock options is SFAS No. 123. Under SFAS No. 123 employee stock options are valued at the grant date using a fair value method and the estimated fair value of the options is amortized to expense over the options' vesting period. The following pro forma financial information presents the net loss for the period and loss per common share had the Company adopted SFAS No. 123.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

7.     SHARE CAPITAL (CONTINUED)

       (C)    STOCK OPTION PLANS (CONTINUED)

              ii) Directors'/Officers' and Employees' Stock Option Plans ("Employee Plans") (continued)

                                                                Period from
                                     For the period from        Nine months           March 26,
                                        inception of the              ended             1998 to
                                    development stage to           June 30,       September 30,
                                           June 30, 1999               1999                1998
                                    ---------------------   ----------------   -----------------
                                                             (as restated -
                                                               see Note 16)

Pro forma net loss for the period             $(2,252,142)       $(2,154,297)          $ (97,845)
-------------------------------------------------------------------------------------------------
Pro forma loss per common share                                  $     (0.24)          $   (0.01)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------


                    Using the fair value method for stock-based compensation, as described in SFAS No. 123, additional compensation costs of approximately $383,390 would have been recorded for the nine months ended June 30, 1999 (period from March 26, 1998 to September 30, 1998 - $Nil). This amount is determined using a Black Scholes option pricing model assuming no dividends are to be paid, vesting on date of grant, an expected term of 5 years a weighted average annualized volatility of the Company's share price of 136% and a weighted average annualized risk free interest rate of 5.50%.

              iii)  Other Stock Options

                    At December 31, 1998 the Company granted stock options to purchase 100,000 common shares of the Company at an option price of U.S. $1.50 in recognition of consultative and other services provided by a relative of the president. These options may be exercised in whole or in part at any time until December 31, 2003. The fair value of these options in the amount of $177,445 at date of grant has been recorded as consulting expense during the nine months ended June 30, 1999. For details of the material assumptions used in determination of the fair value of these options see Note 7
                    (c)(ii).

                    Prior to the acquisition of the Company as described in Note 4, Alpha Beta Holdings, Ltd. had issued options to purchase 640,000 shares of common stock of the Company at an exercise price of $1.50 U.S. and an expiry date of November 5, 1999. In December 1998 these options were exercised resulting in proceeds to the Company of $960,000 U.S. (Cdn. $1,475,264).

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

7.     SHARE CAPITAL (CONTINUED)

       (C)    STOCK OPTION PLANS (CONTINUED)

              The following table summarizes information concerning stock options outstanding at June 30, 1999:


                                                 Exercise
              Number of                            price
               options                            U.S. $                               Expiry date
          ------------------                 -----------------                 -----------------------------

                  300,000                              $ 1.00                  November 24, 2003
                  100,000                                1.50                  December 31, 2003
                   40,000                                1.50                  March 1, 2004
                   33,885                                1.50                  April 1, 2004


       The weighted average exercise price of all options outstanding at June 30, 1999 is U.S. $1.18.

8.     SHARE SUBSCRIPTIONS RECEIVED

       On May 28, 1999 the Company received subscriptions to purchase 670,000 shares for net proceeds after expenses of the issue of $1,544,924.

9.     COMMITMENTS AND CONTINGENCIES

       (i) Under the terms of certain operating leases for equipment and premises the Company is obligated to make annual net rental payments as follows:



              Fiscal year ended
                September 30,                                   Amount
            ----------------------                            ----------
            2000                                                $ 33,719
            2001                                                  24,205
            2002                                                       -
            2003                                                       -
            2004 and thereafter                                        -
            ------------------------------------------------------------
                                                                $ 57,924
            ------------------------------------------------------------
            ------------------------------------------------------------

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

9.     COMMITMENTS AND CONTINGENCIES (CONTINUED)

       (ii) The Company has been named as the Defendant in an action by Shaw Cable Systems Ltd. ("Shaw") in which Shaw seeks an injunction and $2 million in damages as a result of alleged trespass and loss of business as a result of certain activities allegedly carried out by the Company. Shaw and the Company have jointly agreed that no further steps will be taken in this action by either party until the parties have completed their current negotiations with respect to customer connection procedures. Given the preliminary stage of the proceedings, it is not presently possible to estimate or determine whether there will be any loss to the Company, and the amount, if any, of such loss will be recorded in the period in which it becomes determinable. However, if the negotiations are unsuccessful and if Shaw were successful in its claim for damages, the Company's unsuccessful defense would have a material adverse effect on the Company's financial condition and operations.



       (iii) The Company has also been named as a Defendant in a claim by Whistler Cable Television Ltd. claiming damages for conversion, the return of personal property, an injunction and costs. The Company has filed a Defense disputing the Plaintiff's legal right to bring the action, and alleging that in any event the amount of damages suffered, if any, is minimal. Given the preliminary stage of the proceedings, it is not presently possible to estimate or determine whether there will be any loss to the Company, and the amount, if any, of such loss will be recorded in the period in which it becomes determinable.

       (iv) The Company has received letters from counsel for Rogers Cablesystems ("Rogers") threatening legal action based on certain activities allegedly done by the Company. The Company's solicitors have replied to the concerns expressed in each of those letters and there have been no further steps taken by Rogers or its counsel with respect to any of the matters. The Company continues to negotiate with Rogers with respect to other matters of joint interest, including a proposed Protocol to govern service conversion issues.

10.    STRATEGIC ALLIANCE

       In August 1998, the Company entered into a ten-year System Operation Agreement, with five year renewal options, with Star Choice Communications, Inc. ("Star Choice"). The Company is responsible for establishing and maintaining distribution systems in multi-unit dwellings throughout Canada and acts as a commissioned sales representative for Star Choice to market Star Choice programming to the residents of multi-unit dwellings in which the Company has installed systems. Residents that choose to subscribe to the service pay a monthly access fee in addition to the program fees charged by Star Choice for programming ordered by the customer.

       The Company's contract with Star Choice gives the company a 30% share of gross subscriber revenues from the sale of Star Choice programming services within the multi-unit dwellings for a period of 10 years, with renewal clauses.

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

10.    STRATEGIC ALLIANCE (CONTINUED)

       The Company will incur only the cost associated with the implementation of its services, and will not share any of Star Choice's programming or broadcasting costs. Under the agreement, the Company may not maintain distribution systems or market direct-to-home satellite broadcast services for other satellite operators in Canada.

       The Company's revenues are significantly dependent on its strategic alliance with Star Choice. During the nine months ended June 30, 1999, revenues from Star Choice accounted for 21% of total recorded revenues of the Company (period from inception, March 26, 1998 to June 30, 1999 - $Nil).

11.    GOVERNMENT REGULATION

       Satellite broadcasting and distribution of Canadian television signals to cable operators in Canada are regulated by the Canadian Radio Television and Telecommunications Commission (CRTC). Star Choice and ExpressVu are the only two licensees that have been approved by the CRTC to distribute television and information services by direct-to-home digital satellite transmissions in Canada. Both must operate in accordance with CRTC imposed "conditions of license" to maintain their licenses. Also, they must comply with the Canadian Broadcasting Act. Since the Company in its role as a system operator for Star Choice is significantly dependent on Star Choice for programming, it would be adversely affected if Star Choice encountered regulatory problems.

12.    INCOME TAXES

       A reconciliation of the statutory federal Canadian income tax rate and the Company's effective income tax rate is as follows:


                                                                                          Period from
                                          For the period from        Nine months            March 26,
                                             inception of the              ended              1998 to
                                         development stage to           June 30,        September 30,
                                                June 30, 1999               1999                 1998
                                         ---------------------   ----------------    -----------------

Canadian statutory income tax rate                      45.6%              45.6%                45.6%
Non-deductible expenses                                (12.0)             (13.5)                (1.0)
Tax loss carry forwards not recognized
  in period of loss                                    (33.6)             (32.1)               (44.6)
------------------------------------------------------------------------------------------------------
Actual tax rate                                            -                  -                    -
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

12.    INCOME TAXES (CONTINUED)

       The Company had no income tax expense for the nine months ended June 30, 1999 or for the period from inception, March 26, 1998, to September 30, 1998 as a result of significant incurred losses. Additionally, the Company has provided a full valuation allowance for net deferred tax assets at June 30, 1999 and September 30, 1998, since realization of these benefits cannot be reasonable assured. At June 30, 1999 and September 30, 1998, deferred tax (liabilities) assets are comprised of the following:

                                                                                          June 30,       September 30,
                                                                                              1999                1998
                                                                                  -----------------  ------------------

Gross deferred tax liabilities:
   Amortization                                                                          $ (18,235)           $   (854)
Gross deferred tax assets:
   Operating loss carry forwards                                                           629,252              44,568
-----------------------------------------------------------------------------------------------------------------------
Net deferred tax assets                                                                    611,017              43,714
Less:  valuation allowance                                                                (611,017)            (43,714)
-----------------------------------------------------------------------------------------------------------------------
                                                                                         $       -            $      -
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


      At June 30, 1999, the Company had loss carry forwards available to be applied against future years' taxable income in the amount of $1,379,940, $97,738 of which will expire on September 30, 2005 and the balance on September 30, 2006.


13.    SEGMENTED INFORMATION

       The Company operates in one industry segment. The Company's operations are comprised of providing delivery of home entertainment and information technology to multi-unit dwellings. All of the Company's operations, assets, employees and revenues are located in Canada.

14.    RELATED PARTY TRANSACTIONS

       The Company purchased equipment and satellite subscribers for $200,000 from a relative of the President. In addition, the Company granted stock options to a relative of the President to purchase 100,000 common shares of the Company at an exercise price of U.S. $1.50 until December 21, 2003, in exchange for consultative services. See Note 7 (c)(iii).

MDU COMMUNICATIONS INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN CANADIAN DOLLARS)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

15.    SUBSEQUENT EVENTS

       Subsequent to June 30, 1999, the Company was unable to repay the demand convertible notes payable (described in Note 6) in the amount of $826,622 at their respective maturity dates. On September 20, 1999 the Company received a demand for payment with respect to notes with a principal value of $731,130.

       On October 19, 1999 the Company negotiated an extension to the repayment terms of notes payable in the amount of $95,493 to February 28, 2000. The renegotiated demand, unsecured, convertible notes, bear interest at 9%. All or any portion of the principal, and any interest thereon, is convertible, at the option of the holder, on or before the due date, into fully paid and non-assessable common shares of the Company at a conversion price of U.S.$0.50 per common share. The Company is in discussions with the lenders of the balance of the notes to also extend repayment terms.


16.    RESTATEMENT



       Subsequent to the issuance of the Company's June 30, 1999 consolidated financial statements, the Company's management determined that the fair value of certain options issued to non-employees for services rendered during the period should have been reported as sales expense, rather than capitalized to property and equipment. As a result, the accompanying June 30, 1999 consolidated financial statements have been restated from the amounts previously reported to recognize an additional $116,149 of sales expense and a corresponding reduction to property and equipment. A summary of the significant effects of the restatement is as follows:



                                             As Previously
                                             Reported           As Restated
        At June 30, 1999
          Property and equipment               $ 2,611,046       $ 2,494,897
          Accumulated deficit                   (1,752,603)       (1,868,762)

        For the nine months ended
         June 30, 1999
          Sales expense                            675,176           791,325
          Net loss                              (1,654,758)       (1,770,907)
          Basic and diluted loss per share     $     (0.18)      $     (0.19)



        For the period from
        inception of the
        development stage to
        June 30, 1999
        ---------------------
        Sales expense              $   675,176          $   791,325
        Net loss                    (1,752,603)          (1,868,752)